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                                                                   EXHIBIT 23(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement Nos. 333-110194 and 33-37692 on Form S-8 and No. 333-17295 on Forms S-8 and S-3
of Electro Rent Corporation of our report dated July 28, 2004 (which expresses an unqualified opinion and includes explanatory paragraphs relating to a change in accounting principle described in Note 3 and to the restatement described in
Note 17), incorporated by reference in this Annual Report on Form 10-K of Electro Rent Corporation for the year ended May 31, 2004.

/s/ Deloitte & Touche LLP
Los Angeles, California
August 13, 2004

                                  Exhibit (A)